SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

Smart Kids Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities And Trading Markets

ITEM 3.03 Material Modification of Rights of Security Holders

On November 1, 2011, our board of directors and majority shareholders approved a reverse split of 100 to one in which each shareholder will be issued one common shares in exchange for each one hundred common shares of their currently issued common stock. A record date of November 2, 2011 was established and FINRA was provided ten days notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the reverse split we had a total of 1,040,201,672 issued and outstanding shares of common stock, par value $0.0001. On the effective date of the reverse split, we will have a total of 10,402,017 issued and outstanding shares of common stock, par value $0.0001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 18, 2011, we filed Articles of Amendment with the Florida Secretary of State. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1.

In connection with the reverse split, we have the following new CUSIP number: 83168S201. On December 12, 2011 the reverse split was approved by FINRA and our common stock will be quoted under the symbol “SKGPD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “SKGP.”

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: December 13, 2011